UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2011

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On December 23, 2011, the U.S. District Court for the District of Columbia granted with prejudice the Defendants’ Motion to Dismiss the lawsuit entitled Plumbers Local #200 Pension Fund v. The Washington Post Company, Donald E. Graham, Hal S. Jones, Civil Action No. 10-cv-01835 (BJR).

The lawsuit was filed on October 28, 2010 and alleged that The Washington Post Company (“the Company”) and certain of its officers made materially false or misleading statements, or failed to disclose material facts, relating to Kaplan Higher Education, in violation of the federal securities laws during the Class Period from July 31, 2009 through August 13, 2010. The Court issued a 23-page opinion granting with prejudice the motion filed by the Company and its officers to dismiss the complaint against them.

The Company has not previously accrued any liability associated with this matter.

For additional information about this lawsuit, see Item 3 – Legal Proceedings of the Company’s 2010 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company
(Registrant)

Date December 27, 2011	/s/ Hal S. Jones
Hal S. Jones
Senior Vice President and Chief Financial Officer